Exhibit 99.3

VOTING AGREEMENT
This Voting Agreement (this “Agreement”) is made as of the [ ] day of [     ], 2024, by and among Tencent Cloud Europe B.V. (together with its successors, “Tencent Cloud”), Jojoba Investment Limited (together with its successors, “Jojoba”, and each of Jojoba and Tencent Cloud being a “Stockholder” and together being “Stockholders”), Reddit, Inc., a Delaware corporation (together with its successors, the “Company”), and the Proxyholder (as defined below).
RECITALS
A.  The Company filed a Registration Statement on Form S-1 (as may be amended, the “Registration Statement”) in connection with the Public Offering (as defined below) on February 22, 2024.
B.  Proxyholder, the Company, and Stockholders have set forth certain matters for which Stockholders shall grant a proxy to Proxyholder to vote all Proxy Shares (as defined below) of the Company in the manner set forth herein. “Proxy Shares” means, effective upon the effective date specified in Section 1.1, all of the Equity Securities of the Company beneficially owned from time to time by Stockholders or their Permitted Transferees (as defined below).
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.    Voting Arrangements.
1.1    Effective immediately prior to the effectiveness of the Company’s Registration Statement on Form 8-A filed under the Exchange Act in connection with the Public Offering and continuing thereafter during the existence of this Agreement, Proxyholder shall have the right to vote all the Proxy Shares in Proxyholder’s sole discretion, on all matters submitted to a vote of stockholders of the Company at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together) (the “General Matters”), provided that if the Proxyholder is not Steve Huffman, the Proxyholder shall vote all the Proxy Shares as directed by the board of directors of the Company (the “Board”) on all General Matters.
1.2    Notwithstanding anything to the contrary, (i) in no event shall the Proxyholder have the right to vote any Proxy Shares or have the right to instruct Stockholders to vote any Proxy Shares and (ii) Stockholders shall have the right to vote the Proxy Shares in any manner and in their sole and absolute discretion, in each case with respect to a vote or consent, on all matters submitted to a vote of stockholders of the Company at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together) on:
(a)    any amendments to the Governing Documents that would (i) impose any restrictions or amend any existing restrictions on transfer applicable to Equity Securities of the Company beneficially owned by Stockholders (and their Permitted Transferees), (ii) amend or waive any dividend rights applicable to Equity Securities of the Company owned by Stockholders (and their Permitted Transferees), (iii) amend or waive any liquidation rights applicable to Equity Securities of the Company owned by Stockholders (and their Permitted Transferees), and (iv) amend or waive any voting rights applicable to Equity Securities of the Company owned by Stockholders (and their Permitted Transferees);
(b)    (i) a Change of Control of the Company or (ii) any other merger, consolidation, business combination, sale or acquisition of the Company with or into a Person other than the Company and its subsidiaries, in each case to the extent such event results in adverse changes in the rights or preferences of Stockholders as holders of Equity Securities of the Company, as determined in the reasonable judgment of Stockholders;
(c)    the liquidation, dissolution, or winding up of the business operations of the Company;
(d)    any proposal to effect the conversion of all then-outstanding shares of Class B Common Stock into an equivalent number of fully paid and nonassessable shares of Class A Common Stock, pursuant to Section 7.1 of Part A of Article V of the PubCo Charter or otherwise; and
(e)    any transaction with any director or officer of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person or in which any director or officer of the Company has a material financial interest (which shall be deemed to not include (i) any benefits plans or equity compensation plans or stock plans which are not exclusively or primarily for the benefit of directors or officers or (ii) interests resulting solely from such Person’s pro rata interest as a holder of Equity Securities of the Company).
1.3    The Company and Proxyholder will provide Stockholders with prompt written notice of any matter on which Proxyholder votes Proxy Shares along with a copy of the applicable written consent or minutes of the Company’s stockholders within five (5) Business Days of such vote.
2.    Stockholder Voting. Proxyholder agrees to vote the Proxy Shares on all matters as to which Proxyholder is entitled to vote hereunder in accordance with this Agreement, provided that prior to the termination of this Agreement, Stockholders agree that in the event Proxyholder provides explicit written notice to Stockholders that it will not vote the Proxy Shares under this Agreement with respect to any such matters, or Proxyholder provides explicit written notice to the Company and Stockholders that Stockholders shall be permitted to vote the Proxy Shares with respect to any such matters in a manner other than as Proxyholder instructs,

Stockholders shall be entitled to vote any of the Proxy Shares with respect to any such matters (in person, by proxy or by action by written consent, as applicable) in their sole and absolute discretion.
3.    Irrevocable, Exclusive Proxy and Power of Attorney. Stockholders hereby appoint Proxyholder, as each Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution and resubstitution, to vote or act by written consent with respect to all the Proxy Shares in accordance with the provisions set forth in this Agreement, and to execute all appropriate instruments consistent with this Agreement on behalf of Stockholders. The proxy and power granted by Stockholders pursuant to this Section are coupled with an interest and are given to Proxyholder to secure the ability of the Proxyholder to contribute to the governance of the Company. The aforesaid proxy and power will be irrevocable and exclusive for the term commencing on the date hereof, and ending on the date this Agreement is terminated pursuant to Section 5.1. Stockholders will not grant a proxy to any other party in regard to the matters contemplated hereby or to the extent such proxy would conflict with the terms hereof. This proxy and power will survive the merger, consolidation, conversion or reorganization of Stockholders or any other entity holding the Proxy Shares.
4.    Additional Representations, Covenants and Agreements.
4.1    Transfers by Stockholder; New Proxyholder. Each Permitted Transferee (whether by transfer, assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance or any other form of disposition (a “Transfer”)) of any Proxy Shares (or any interest therein) shall receive such Proxy Shares subject in all respects to the terms hereof, and, as a condition precedent to such Transfer, each such Permitted Transferee shall execute and deliver to Proxyholder and the Company an agreement substantially in the form of this Agreement. Proxy Shares Transferred to Persons other than a Permitted Transferee shall thereafter no longer be considered Proxy Shares and shall not be subject to the terms and conditions of this Agreement. Each Stockholder may instruct the Company’s transfer agent to remove all legends on any certificates, instruments or book entries representing former Proxy Shares and any Proxy Shares the Stockholder intends to Transfer to Persons other than a Permitted Transferee. In the event Steve Huffman is not the Proxyholder and the director duly appointed by the Board shall be the Proxyholder, the Company shall use reasonable efforts to cause such director of the Company to execute a counterpart signature to the Agreement as the Proxyholder. Until such time as such director has executed and delivered such counterpart, subject to Section 1.2, Stockholders shall vote all Proxy Shares in accordance with the recommendation of the Board.
4.2    Legends. Each certificate, instrument or book entry representing any Proxy Shares shall bear the following legend, in addition to any legends that may be required by state or federal Laws or the terms of the Governing Documents or any voting or other agreements that apply to Stockholders:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND

AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY) WHICH INCLUDES PROVISIONS POTENTIALLY RESTRICTING THE STOCKHOLDER’S RIGHT TO VOTE OR TRANSFER AN INTEREST IN THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”
The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Proxy Shares to be notated with the legend required by this Section 4.2 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Proxy Shares upon written request from such holder to the Company at its principal office.
4.3    Stock Splits, Dividends, Etc. In the event of any issuance of shares of the Company’s Equity Securities hereafter to a Stockholder in respect of the Proxy Shares (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such securities shall automatically become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.2.
4.4    Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at Law for such breach or threatened breach.
4.5    Securities Laws, Rules and Regulations. Stockholders and Proxyholder agree and understand that Stockholders and/or Proxyholder may become subject to the registration and/or reporting requirements, rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (as defined below) and/or any state and federal securities Laws (collectively with the Exchange Act and the Securities Act, the “Securities Laws”). Stockholders and Proxyholder agree to use their respective commercially reasonable efforts to comply with the Securities Laws and to reasonably assist each other in complying with the Securities Laws in a timely and prompt manner. In furtherance therewith, Stockholders agree that they will provide Huffman with prompt notice of any transactions by the Stockholder Entities relating to Equity Securities of the Company following the Public Offering.
4.6    Effectiveness. If the closing of the Public Offering does not occur prior to the date that is three (3) months after the date of this Agreement or, if earlier, one or more classes of Equity Securities of the Company have become registered under the Exchange Act and the Company subsequently files a Form 15 or Form 25 or otherwise takes steps to deregister such Equity Securities, this Agreement shall be null and void as though never made and no party hereto shall have any obligations to the other party hereto in respect of this Agreement.

5.    Termination.
5.1    Termination Events. This Agreement shall automatically terminate, without any further action of any party hereto, upon the earliest to occur of:
(a)    the completion of the liquidation, dissolution or winding up of the business operations of the Company or upon a Change of Control;
(b)    the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;
(c)    Stockholder Entities beneficially owning in aggregate Proxy Shares with the power to vote less than 4.99% of the total votes of the outstanding Equity Securities of the Company entitled to vote, regardless of how that event is brought about, including by sale or transfer, in one or more transactions, of Proxy Shares to any person that is not a Permitted Transferee or the issuance by the Company of additional Equity Securities.
5.2    Removal of Legend. At any time after the termination of this Agreement in accordance with Section 5.1, any holder of a stock certificate or other instrument legended pursuant to this Agreement may surrender such certificate or instrument to the Company for removal of the legend, and in respect of any holder of Proxy Shares in book entry form, the Company shall remove such legend.
6.    Miscellaneous.
6.1    Defined Terms. For purposes of this Agreement, as used herein, the following terms have the following meanings:
(a)    “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.
(b)    “beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; “beneficially owns,” “beneficially owned,” and “beneficial ownership” shall have correlative meanings.
(c)    “Business Day” means a day other than a Saturday, Sunday, federal, California State, or People’s Republic of China holiday or other day on which commercial banks in California or the People’s Republic of China are authorized or required by Law to be closed for business; provided that such banks shall be deemed to be open for business in the event of a “shelter in place” order or similar closure of physical branch locations is required at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including wire transfers) are open for use by customers on such day.
(d)    “Bylaws” means the bylaws of the Company, as amended and/or restated from time to time.
(e)    “Change of Control” means, with respect to the Company, (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or intellectual property (determined on a consolidated basis), (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the Voting Securities (or voting securities of the surviving or acquiring entity)), (iii) any Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the outstanding Voting Securities, or (iv) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing and as a result of such closing, such Person or group of affiliated persons would hold fifty percent (50%) or more of the Voting Securities (or voting securities of the surviving or acquiring entity); provided, however, that a transaction shall not constitute a Change of Control if (A) its sole purpose is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction or (B) one or more Stockholder Entities or, in the event Stockholder Entities and Proxyholder are deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, one or more Stockholder Entities and Proxyholder becoming the beneficial owner of fifty percent (50%) or more of the Voting Securities.
(f)    “Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
(g)    “Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.
(h)    “Common Stock” means, collectively, the shares of Class A Common Stock, Class B Common Stock and Class C common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.
(i)    “control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities of that Person, by agreement, or otherwise. The terms “controls”, “controlled” and “controlling” will have corresponding meanings.

(j)    “Equity Securities” means, with respect to any Person, any shares of capital stock or equity of (or other ownership or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, options or other rights for the purchase or acquisition from such Person of such shares of capital stock or equity of (or other ownership or profit interests in) such Person, restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and any other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting, and regardless of whether any such option, award or right is vested or whether any conditions to the exercise of the rights conferred thereby have been met.
(k)    “Governing Documents” means the PubCo Charter and Bylaws, as may be amended from time to time.
(l)    “Governmental Authority” means any federal, state, tribal, local or foreign governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, administrative body, department, commission, board, bureau, agency, court, tribunal or instrumentality, arbitration panel, commission or similar dispute resolving panel or body, or any applicable self-regulatory organization.
(m)    “Law” means each applicable federal, state, local, municipal, foreign or other law, order, judgment, rule, code, statute, legislation, regulation, principle of common law, treaty, convention, requirement, variance, proclamation, edict, decree, writ, injunction, award, ruling or ordinance that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
(n)    “Permitted Transferees” shall mean any Stockholder Entity.
(o)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.
(p)    “Proxyholder” means (i) Steve Huffman so long as he remains the Chief Executive Officer of the Company, and (ii) following the date on which Steve Huffman is no longer the Chief Executive Officer of the Company, a director of the Company duly appointed by the Board (which designation may be changed from time to time by the Board) upon execution by such director of a counterpart signature to this Agreement (whereby such director agrees to be bound by the terms of this Agreement as the Proxyholder).

(q)    “PubCo Charter” means the Company’s amended and restated certificate of incorporation to be filed and effective in connection with the consummation of the Public Offering, as may be amended from time to time.
(r)    “Public Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock or a direct listing of its Common Stock on a national securities exchange pursuant to an effective registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan).
(s)    “Registration Statement” has the meaning set forth in the Recitals.
(t)    “Securities Act” means the Securities Act of 1933, as amended.
(u)    “Stockholder Entity” means (i) Stockholders, and (ii) any Affiliate thereof, until such time as such Person is not an Affiliate of a Stockholder. For the avoidance of doubt, references to the ownership or beneficial ownership by any Stockholder Entity of any securities or control of any voting power will be deemed to refer to the ownership (whether of record or book-entry through a brokerage account held in the name of such Stockholder Entity) or beneficial ownership of such securities or control of such voting power by the Stockholder Entities collectively.
(v)    “Voting Securities” means the Common Stock (excluding the Company’s Class C common stock, par value $0.0001 per share) and any other securities of the Company entitled to vote generally in the election of directors of the Company.
6.2    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (i) when a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated; (ii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (iii) the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement; (v) the term “or” is not exclusive; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (vii) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined, or except as otherwise expressly provided therein; (viii) words in this Agreement describing the singular number shall be deemed to include the plural and vice versa, and words in this Agreement denoting any gender shall be deemed to include all genders; (ix) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (x) any statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such statute as from time to time amended, unless otherwise specifically indicated; (xi) references to a Person are also to its permitted successors and assigns; and (xii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
6.3    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of Stockholders, Proxyholder, and the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or the respective successors and permitted assigns of Stockholders, Proxyholder, and the Company any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned by any party hereto without the written consent of Proxyholder, Stockholders, and the Company. Notwithstanding any provision of this Agreement to the contrary, the creation of a new holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction shall not require the prior written consent of Proxyholder, Stockholders, or the Company and such new holding company shall be deemed to be the Company under this Agreement
6.4    Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of Stockholders, Proxyholder and the Company. Any amendment or waiver effected in accordance with this Section shall be binding upon Proxyholder, Stockholders and the Company, and the successors to and assigns of Stockholders, Proxyholder and the Company.
6.5    Notices. Notwithstanding anything to the contrary contained herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient and received on the earlier of (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) seven (7) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) Business Days after deposit with an internationally recognized courier, freight prepaid, specifying prompt delivery, with written verification of receipt, provided that any such notice provided under clause (c) or (d) above shall be accompanied by a copy to be delivered by electronic mail. Such time periods stated herein shall be calculated based on the time zone of the sender. All communications shall be sent to the respective parties’ address or e-mail address as set forth on the signature page hereto, or as subsequently modified by written notice. Any electronic mail (e-mail) communication shall be deemed to be “in writing” for purposes of this Agreement.

6.6    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties hereto agree to renegotiate such provision in good faith. In the event that the parties hereto cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
6.7    Governing Law; Jurisdiction; Venue; WAIVER OF JURY TRIAL; Remedies.
(a)    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to conflict of law principles. In addition, each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware, and (iv) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
(b)    Each party hereto hereby consents to service of process being made through the notice procedures set forth in Section 6.5 and agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the parties’ respective addresses set forth on the signature page hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.
6.8    Counterparts. This Agreement may be executed and delivered by electronic signature or transmission in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one (1) and the same instrument.
6.9    Further Assurances. The parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.10    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.11    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties hereto is expressly canceled.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first set forth above.
STOCKHOLDERS:
TENCENT CLOUD EUROPE B.V.
By:_________________________________
Name:
Title:
Address for Notices:
________________________________
________________________________
________________________________
Email: __________________________
JOJOBA INVESTMENT LIMITED
By:_________________________________
Name:
Title:
Address for Notices:
________________________________
________________________________
________________________________
Email: __________________________

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first set forth above.
PROXYHOLDER:
By:_________________________________
Name: Steve Huffman
Address for Notices:
________________________________
________________________________
________________________________
Email: __________________________

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first set forth above.
COMPANY:
Reddit, Inc.
By:_________________________________
Name:
Title:
Address for Notices:
________________________________
________________________________
________________________________
Email: __________________________